UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On January 27, 2012, United Parcel Service, Inc. (the “Company”) furnished on Form 8-K a press release containing information about the Company’s change in the method of accounting for pension and postretirement medical benefit plans along with summary financial statement data reflecting the change in accounting. On February 2, 2012, the Company revised the restated summary financial statement data for the years 2007-2011 that is posted on its website. The revisions impacted as-adjusted income before income taxes for the fourth quarter and full year 2008, as well as the as-adjusted diluted earnings per share for the fourth quarter of 2007. The revised restated financial summary data is attached as Exhibit 99.1 to this Form 8-K/A.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits

99.1	Restated summary financial statement data for the years 2007-2011 (revised February 2, 2012).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: February 2, 2012	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn Senior Vice President and Chief Financial Officer